UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bridger Aerospace Group Holdings, Inc. (the “Company”) announced the following changes to its executive officers and the Board of Directors of the Company (the “Board”):

On May 31, 2024, McAndrew Rudisill, Chief Investment Officer and a director of the Company, notified the Company of his decision to resign from his position as Chief Investment Officer and from the Board, effective immediately. Mr. Rudisill has confirmed that his resignation is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Mr. Rudisill may continue to support the Company and the Board on an informal basis from time to time following his departure from the Company.

Also on May 31, 2024, Todd Hirsch, a director of the Company, notified the Company of his decision to resign from the Board, effective immediately. Mr. Hirsch was a member of the Compensation and Nominating and Corporate Governance Committees of the Board, and by resigning from the Board, Mr. Hirsch has also resigned as a member of such Committees. Mr. Hirsch has confirmed that his resignation is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

In connection with Mr. Hirsch’s resignation, on May 31, 2024, certain affiliates of Blackstone Inc. (collectively, “Blackstone”) provided written notice to the Company relinquishing Blackstone’s rights under Section 3(b)(i) of that certain Stockholders Agreement, dated as of January 24, 2023, by and among the Company, Blackstone and certain other stockholders of the Company set forth on the signature pages thereto, to nominate directors for election to the Board, effective immediately.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below.

1.	Election of Directors. The four (4) Class II director nominees named in the Company’s 2024 Annual Meeting proxy statement were elected to serve until the 2027 Annual Meeting of Stockholders and, based upon the following voting results:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Elizabeth Fascitelli	34,570,261	8,146	6,526,172
Anne Hayes	34,570,473	7,934	6,526,172
Dean Heller	34,288,840	289,567	6,526,172
Robert Savage	34,570,360	8,047	6,526,172

2.	Ratification of Appointment of Independent Registered Accounting Firm. The appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified based upon the following voting results:

Votes For	Votes Against	Abstentions
41,068,840	34,942	797

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: May 31, 2024	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

3